As filed with the Securities and Exchange Commission on May 24, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INFLECTION POINT ACQUISITION CORP. II

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

167 Madison Avenue Suite 205 #1017
New York, NY 10016
(212) 476-6908
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Blitzer, Chief Executive Officer
167 Madison Avenue Suite 205 #1017
New York, NY 10016
(212) 476-6908

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joel L. Rubinstein White & Case LLP 1221 Avenue of the Americas New York, New York 10020 Tel: (212) 819-8200	Matthew Stocker Alex Davies Conyers Dill & Pearman LLP SIX, 2nd Floor, Cricket Square, PO Box 2681 Grand Cayman KY1-1111, Cayman Islands Tel: (345) 945-3901	Douglas S. Ellenoff Stuart Neuhauser Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, New York 10105 Tel: (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-271128

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Explanatory Note

This Registration Statement on Form S-1 is being filed by Inflection Point Acquisition Corp. II, a Cayman Islands exempted company (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-271128) (the “Prior Registration Statement”), initially filed by the Registrant on April 5, 2023, as amended on May 9, 2023 and May 19, 2023, and declared effective by the Securities and Exchange Commission on May 24, 2023.

This Registration Statement covers the registration of an additional 2,300,000 of the Registrant’s units, each consisting of one Class A ordinary share and one-half of one redeemable warrant, including 300,000 units that may be purchased by the underwriters to cover over-allotments, if any.

The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Securities and Exchange Commission that (1) it has instructed its bank to pay the filing fee set forth on Exhibit 107 to this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of May 25, 2023), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than May 25, 2023.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

All exhibits filed with or incorporated by reference in Registration Statement No. 333-271128 are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, except for the following, which are filed herewith:

Exhibit No.	Description

5.1	Opinion of White & Case LLP.
5.2	Opinion of Conyers Dill & Pearman LLP, Cayman Islands counsel to the Registrant.
23.1	Consent of UHY LLP.
23.2	Consent of White & Case LLP (included in Exhibit 5.1)
23.3	Consent of Conyers Dill & Pearman LLP (included in Exhibit 5.2)
24	Power of Attorney (included on signature page).
107	Filing Fee Table.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 24th day of May, 2023.

Inflection Point Acquisition Corp. II

By:	/s/ Michael Blitzer
Name:	Michael Blitzer
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Michael Blitzer	Chief Executive Officer and Chairman	May 24, 2023
Michael Blitzer	(principal executive officer)

/s/ Peter Ondishin	Chief Financial Officer	May 24, 2023
Peter Ondishin	(principal financial and accounting officer)

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Inflection Point Acquisition Corp. II, in New York, New York, on the 24th day of May, 2023.

By:	/s/ Michael Blitzer
Name:	Michael Blitzer
Title:	Chief Executive Officer

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